UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

          By letter dated June 24, 2013, Atlantic Coast Financial Corporation (the “Company”) provided notice to Bond Street Holdings, Inc. (“Bond Street”) that it was terminating the Agreement and Plan of Merger, dated February 25, 2013, as amended on April 22, 2013, by and among the Company, Atlantic Coast Bank, Bond Street and Florida Community Bank, N.A. (the “Merger Agreement”) pursuant to which the Company would have merged with and into Bond Street and Atlantic Coast Bank would have merged with and into Florida Community Bank, N.A., and stockholders of the Company would have received $5.00 in cash for each share. The Company terminated the Merger Agreement pursuant to Section 9.01(d)(2) of the Merger Agreement which provided that either the Company or Bond Street could terminate the Merger Agreement if stockholders of the Company did not approve the Merger Agreement by June 21, 2013.  The Company’s stockholders failed to approve the Merger Agreement at the Company’s Special Meeting of Stockholders on June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	June 26, 2013	By:	/s/	Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer
(Duly Authorized Representative)